                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                       WEITZER HOMEBUILDERS INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------
     3) Filing Party:

     ------------------------------------------------
     4) Date Filed:

     ------------------------------------------------

                          PRELIMINARY PROXY MATERIALS
                          ---------------------------


                       WEITZER HOMEBUILDERS INCORPORATED
                        (d/b/a Century Builders Group)

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         to be held on April 20, 2000

TO ALL SHAREHOLDERS OF WEITZER HOMEBUILDERS INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Weitzer Homebuilders Incorporated (d/b/a Century Builders Group), a Florida corporation, (the "Company") will be held at the Company's headquarters located at 7270 N.W. 12th Street, Suite 410, Miami, Florida 33126, on April 20, 2000 at 11:00 a.m., local time, for the following purposes:

     1. To approve an amendment to the Company's Articles of Incorporation to change the Company's name to "Century Builders Group, Inc."

     2. To approve an amendment to the Company's Articles of Incorporation, to provide for only one class of Common Stock, $.001 par value per share, and in so doing to effectuate the automatic conversion of outstanding shares of Class A Common Stock and outstanding shares of Class B Common Stock into a like number of shares of the Company's newly designated Common Stock;

     3. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company to 75,000,000 shares, $.001 par value per share.

     4. To elect six Directors for a term of one year and until their successors are duly elected and qualified;

     5. To ratify the appointment of Deloitte & Touche LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

     6. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on March 20, 2000, are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

     UNDER THE FLORIDA BUSINESS CORPORATION ACT, EACH SHAREHOLDER WHO OBJECTS TO THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION RELATING TO THE ELIMINATION OF THE TWO CLASSES OF COMMON STOCK SHALL BE ENTITLED TO ASSERT STATUTORY

DISSENTERS' RIGHTS; PROVIDED HOWEVER THAT, IN ORDER TO ASSERT SUCH RIGHTS, A SHAREHOLDER IS REQUIRED TO ADHERE STRICTLY TO CERTAIN STATUTORY REQUIREMENTS. SHAREHOLDERS INTENDING TO EXERCISE THEIR DISSENTERS' RIGHTS MUST FILE WITH THE COMPANY BEFORE THE SPECIAL MEETING, OR AT THE SPECIAL MEETING BUT BEFORE THE VOTE ON SUCH AMENDMENT, A WRITTEN OBJECTION TO SUCH AMENDMENT, INCLUDING A STATEMENT THAT THEY INTEND TO DEMAND PAYMENT FOR THEIR SHARES IF SUCH AMENDMENT IS APPROVED. MOREOVER, SHAREHOLDERS SHOULD BE AWARE THAT A PROXY OR VOTE AGAINST SUCH AMENDMENT SHALL NOT CONSTITUTE SUCH A DEMAND. A STATEMENT WITH RESPECT TO THE RIGHTS OF DISSENTING SHAREHOLDERS IS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.


                                         By Order of the Board of Directors,

                                         KEYLA ALBA-REILLY,
                                         Secretary

Miami, Florida
March 23, 2000


     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                       WEITZER HOMEBUILDERS INCORPORATED
                        (d/b/a Century Builders Group)
                             7270 N.W. 12th Street
                                   Suite 410
                             Miami, Florida 33126


                                ---------------

                                PROXY STATEMENT

                                ---------------

     The accompanying proxy is solicited by the Board of Directors of Weitzer Homebuilders Incorporated (d/b/a Century Builders Group) a Florida corporation (the "Company"), for the Special Meeting of Shareholders (the "Special Meeting"), of the Company to be held at the Company's headquarters located at 7270 N.W. 12th Street, Suite 410, Miami, Florida 33126, on April 20, 2000 at 11:00 a.m., local time.

     All proxies duly executed and received will be voted on all matters presented at the Special Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted in favor of the amendments to the Company's Articles of Incorporation to change the Company's name, to eliminate the two classes of Common Stock currently outstanding and to provide for only one class of Common Stock, $.001 par value per share, to be so designated as Common Stock, and to increase the authorized shares of Common Stock of the Company to 75,000,000 shares, $.001 par value per share; and in favor of all named nominees to the Company's Board of Directors for the term of one year and until their successors are duly elected and qualified; and for the ratification of Deloitte & Touche LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2000. The Board of Directors of the Company does not anticipate that any of the nominees for election to the Board of Directors will be unavailable for election and does not know of any other matters that may be brought before the Special Meeting. In the event that any other matter should come before the Special Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to shareholders on or about March 23, 2000.

     Only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on March 20, 2000 will be entitled to notice of and to vote at the Special Meeting and at all adjournments thereof. As of the close of business on March 20, 2000, the Company had outstanding 33,434,468 shares of Class A Common Stock and 1,500,000 shares of Class B Common Stock, and no shares of Preferred Stock were outstanding.

     At the Special Meeting, the holders of Class A Common Stock and Class B Common Stock will be entitled, as a single class, to vote on the amendment to the Company's Articles of Incorporation relating to the Company's name change, to elect the nominees to the Company's Board of Directors, and to ratify the appointment of the independent public accountants. The vote in favor by a majority of the shares of Class A and Class B Common Stock, voting as a single class, represented at the Special Meeting is required for the amendment to the Company's Articles of Incorporation relating to the Company's name change, for the election of the Directors and for the ratification of the appointment of Deloitte & Touche LLP, as the Company's independent public accountants. With respect to the amendments to the Company's Articles of Incorporation relating to the elimination of the two classes of Common Stock, and the increase in authorized shares of the Company's Common Stock, as described above, the vote in favor by a majority of the outstanding shares of each class of Common Stock, voting as a separate class, is required.

     Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of the shareholders entitled to vote at the Special Meeting will be available at the Company's office, 7270 N.W. 12th Street, Suite 410, Miami, Florida 33126, for a period of ten (10) days prior to the Special Meeting for examination by any shareholder.

     UNDER THE FLORIDA BUSINESS CORPORATION ACT, EACH SHAREHOLDER WHO OBJECTS TO THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION RELATING TO THE ELIMINATION OF THE TWO CLASSES OF COMMON STOCK SHALL BE ENTITLED TO ASSERT STATUTORY DISSENTERS' RIGHTS; PROVIDED HOWEVER THAT, IN ORDER TO ASSERT SUCH RIGHTS, A SHAREHOLDER IS REQUIRED TO ADHERE STRICTLY TO CERTAIN STATUTORY REQUIREMENTS. SHAREHOLDERS INTENDING TO EXERCISE THEIR DISSENTERS' RIGHTS MUST FILE WITH THE COMPANY BEFORE THE SPECIAL MEETING, OR AT THE SPECIAL MEETING BUT BEFORE THE VOTE ON SUCH AMENDMENT, A WRITTEN OBJECTION TO SUCH
AMENDMENT, INCLUDING A STATEMENT   THAT THEY INTEND TO DEMAND PAYMENT FOR THEIR
SHARES IF SUCH AMENDMENT IS APPROVED. MOREOVER, SHAREHOLDERS SHOULD BE AWARE THAT A PROXY OR VOTE AGAINST SUCH AMENDMENT SHALL NOT CONSTITUTE SUCH A DEMAND. A STATEMENT WITH RESPECT TO THE RIGHTS OF DISSENTING SHAREHOLDERS IS SET FORTH HEREINAFTER.

     Officers, Directors and affiliates of the Company beneficially own approximately 92.7% of the outstanding shares of Class A Common Stock and all of the outstanding shares of Class B Common Stock. Accordingly, with respect to those proposals, described above, which require the vote of a majority of the outstanding shares of Class A and Class B Common Stock, voting as separate classes, or which require the vote of a majority of the outstanding shares of Common Stock, voting as a single class, represented at the Special Meeting, approval of all of such proposals is virtually assured.

                                  PROPOSAL 1

         AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF
                       WEITZER HOMEBUILDERS INCORPORATED


     The Board of Directors is seeking the approval of an amendment to the Company's Articles of Incorporation (the "Name Change Amendment"), to change the name of the Company, to "Century Builders Group, Inc." (the "Name Change"). The Company has previously filed a fictitious name certificate with the State of Florida and has and continues to operate using the name Century Builders Group. In the event such amendment to the Company's Article of Incorporation is not so approved, the Company intends to continue using its fictitious name.

     The Board of Directors of the Company believes that as consequence of the consummation of the Stock Purchase Agreement, dated as of August 2, 1999, (the "Purchase Agreement"), by and among the Company, its then affiliate, Chai Capital, Ltd ("Chai"), and Century Partners Group, Ltd., ("Century"), and the resulting change in control of the Company pursuant to which Century became the majority beneficial equity owner of the Company, the Name Change would be appropriate. In addition, the Board of Directors of the Company believes that the Name Change will assist the Company in developing new marketing and sales strategies and would afford the Company improved recognition in those markets where the Century name is believed known. Moreover, said Purchase Agreement requires that the Company use its best efforts to effectuate such Name Change.

     Attached to this Proxy Statement as Exhibit A is the proposed amendment to the Company's Articles of Incorporation with respect to the Name Change. Shareholders are urged to review Exhibit A with respect to the same.

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock voting as a single class and represented at the Special Meeting, is required to amend the Company's Articles of Incorporation to approve the Name Change.

     The Board of Directors recommends a vote "FOR" Proposal No. 1.

                                PROPOSAL NO. 2

                                   AMENDMENT
                  OF ARTICLES OF INCORPORATION TO PROVIDE FOR
                           ONE CLASS OF COMMON STOCK


     The Board of Directors has determined that it is in the best interests of the Company to amend the Company's Articles of Incorporation to provide for a single class of Common Stock, par value $.001 per share, to be so designated as "Common Stock." The authorized Preferred Stock of the Company, of which no shares are currently outstanding, will not be affected by such change. To effectuate the foregoing, the Board of Directors has proposed that each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock of the Company would, upon adoption of such amendment to the Articles of Incorporation and the filing of the same with the State of Florida, be automatically converted into one share of the Company's Common Stock, $.001 par value per share. Accordingly, for every share of either Class A or Class B Common Stock held of record by a holder, upon adoption and filing of such amendment, such share would be deemed automatically canceled and would instead represent one share of the Company's Common Stock, $.001 par value. If the amendment is so approved, the Company will notify each holder of shares as to how to exchange such share certificate representing shares of either Class A or Class B Common Stock into shares of Common Stock on a one-for one basis.

     The Articles of Incorporation of the Company presently provide that until the Company has attained operating income (as defined in the Articles of Incorporation) of $7,500,000, holders of Class A Common Stock and Class B Common Stock are entitled to receive, if, when and as declared by the Board of Directors of the Company, cumulative cash dividends at the rate of $0.325 per share of Class A Common Stock per annum and $.001 per share of Class B Common Stock per annum, respectively, each payable on the fifteenth day of August, November, February and May of each year, commencing August 15, 1995. No dividends may be paid on the Class B Common Stock unless, simultaneously, all accumulated and unpaid dividends on the Class A Common Stock have been declared and paid in full.

     Until May 15, 1996, the Company had been paying the cumulative dividends in cash. Commencing as of August 15, 1996, the Board of Directors of the Company determined that it would be in the Company's best interests to maximize the Company's cash flow from operations and cease paying any cash dividends. As of December 31, 1999, the Company had approximately $6,800,000 of unpaid cumulative dividends on its Class A Common Stock, none of which were accrued on the Company's books and records. Since August 1996, no record date was ever declared by the Company's Board of Directors for the payment of such cash dividends. In addition, as a consequence of the sole holder of the Company's Class B Common Stock and its assignee waiving such dividends, as of December 31, 1999, there were no unpaid cumulative dividends on the Company's Class B Common Stock.

     In connection with the amendment to the Company's Articles of Incorporation to provide for a single class of Common Stock, such amendment would have the effect of eliminating the requirement that the Company pay a cumulative dividend on such shares of Common Stock. Any and all future dividends on the Common Stock of the Company may thereafter only be declared at the discretion of the Company's Board of Directors. The Company's Board of Directors has no current intention of declaring any cash dividends with respect to the Company's Common Stock and intends to use all retained earnings, if any, for working capital purposes. No assurance can be given when, if ever, the Company will declare a cash dividend on its capital stock.

     In addition, in connection with the conversion of the outstanding shares of Class A and Class B Common Stock into a like number of shares of Common Stock, all unpaid dividends, irrespective of whether such dividends were accrued on the Company's books and records, would be deemed automatically waived, and no shareholder, irrespective of whether such shareholder is a holder of Class A or Class B shares of Common Stock, would be entitled to share in any of such dividends (accrued or otherwise). Accordingly, the approval of the amendment to the Company's Articles of Incorporation would result in the cancellation of any right by a shareholder of Class A or Class B Common Stock of the Company to any such dividends.

     Currently, the Company's authorized capital stock consists of 40,000,000 shares of Class A Common Stock, $.01 par value per share, 1,500,000 shares of Class B Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share. Upon approval of Proposal No. 2, and without taking into account the proposed increase in the authorized Common Stock, as described in Proposal No. 3 below, the Company's authorized capital stock would consist of 40,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share.

     The Articles of Incorporation of the Company currently provide that the Class B Common Stock may be converted into a like number of shares of Class A Common Stock, at the option of the holder, only if, among other things, the Company achieves an aggregate operating income (as defined in the Articles of Incorporation) of $7,500,000. The adoption of Proposal No. 2 would effectively eliminate the aforesaid financial criteria and automatically convert each outstanding share of Class B Common Stock, together with the outstanding shares of Class A Common Stock into a like number of shares of Common Stock. The Board of Directors of the Company believes that the approval of the amendment to the Company's Articles of Incorporation to eliminate the two classes of Common Stock and in so doing so to eliminate the cumulative dividend would enable the Company to more easily attract new investors in the future, and if desired, would enable the Company to more easily procure additional financing on terms deemed favorable by the Company. The elimination of the complex corporate structure and the elimination of the cumulative dividend, whether accrued or not, in the Board of Directors of the Company's belief would provide the Company with the flexibility necessary to attract financing opportunities, when and if the need and/or opportunity arises.

     Since the Board of Directors of the Company has never established a record date for the payment of any cumulative dividends, in the event the proposed amendment is not approved, and the

Company determines to so pay the cumulative dividend on its Class A and Class B Common Stock, the Company would have to establish a current record date for the payment of such dividends. Accordingly, Officers, Directors and affiliates of the Company would be entitled to share in excess of 92% of such dividend payment. The Board of Directors believes that it is in the best interests of the Company that such cash remain in the Company to fund, in part, the Company's working capital requirements.

     The affirmative vote of (i) the holders of a majority of the outstanding shares of the Company's Class A Common Stock voting as a separate class and (ii) the holders of a majority of the Company's Class B Common Stock voting as a separate class, is required to amend the Company's Articles of Incorporation, to eliminate the two classes of Common Stock as described above. Officers, Directors and affiliates of the Company have expressed their intent to vote all shares of Class A Common Stock owned of record by them in favor of Proposal No.
2. In addition, Century, as the sole shareholder of Class B Common Stock, has expressed its intent to vote all of said shares of Class B Common Stock owned of record by it in favor of said Proposal No. 2. Accordingly, approval of Proposal No. 2 is therefore virtually assured.

     The Board of Directors recommends a vote "FOR" Proposal No. 2.


RIGHTS OF DISSENTING SHAREHOLDERS WITH RESPECT TO PROPOSAL NO. 2

     Holders of Class A and/or Class B Common Stock are entitled to dissenters' rights under Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act (the "FBCA"), in connection with the conversion of outstanding shares of Class A and Class B Common Stock into shares of Common Stock, the elimination of the accrued dividend, the elimination of all dividends in arrears and the elimination of cumulative dividend rights. All references in Sections 607.1301, 607.1302 and 607.1320 and in this summary to a "shareholder" are to the recordholders of the Company's Class A or Class B Common Stock as to which dissenters' rights are asserted. A person having a beneficial interest in the Company's Class A or Class B Common Stock that is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the recordholder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

     Holders of the Company's Class A or Class B Common Stock who follow the procedure set forth in Section 607.1320 of the FBCA ("Section 607.1320") will be entitled to receive payment of the "fair value" of such Common Stock. Section
607.1301 of FBCA ("Section 607.1301") defines "fair value" to be the value of the Company's Class A or Class B Common Stock as of the close of business on the date prior to the date of shareholder approval of Proposal No. 2, excluding any appreciation or depreciation in anticipation of approval of such amendment, unless exclusion would be inequitable.

     This Proxy Statement shall constitute notice to the shareholders of the Company of the ability of the Company's shareholders to dissent from approval of the aforesaid amendment (Proposal No. 2) to the Articles of Incorporation eliminating the two classes of Common Stock; and the proposed amendment to the Articles of Incorporation and the applicable statutory provisions of the FBCA are attached to this Proxy Statement as Exhibits A and B, respectively. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the FBCA and is qualified in its entirety by the full text of Sections 607.1301, 607.1302 and
607.1320 of the FBCA attached to this Proxy Statement. Any shareholder who wishes to exercise such dissenters' rights or who wishes to preserve his right to do so, should review the following discussion and Exhibit B carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' rights under the FBCA.

     Each shareholder who wishes to assert dissenters' rights must (i) deliver to the Company, before the taking of the vote on Proposal No. 2, a written notice of intent to demand payment for the Company's Class A or Class B Common Stock if the proposed amendment is approved, and (ii) not vote his Class A or Class B Common Stock in favor of the proposed amendment. Because an executed proxy which does not contain voting instructions will, unless revoked, be voted for adoption of the amendment, a shareholder who votes by proxy and who wishes to exercise his dissenters' rights must (i) vote against adoption of the amendment, or (ii) abstain from voting on adoption of the amendment. A vote against adoption of the amendment, in person or by proxy, will not in and of itself constitute a written notice of intent to demand payments for the Company's Class A or Class B Common Stock satisfying the requirements of Section 607.1320.

     Only a holder of record of the Company's Class A and Class B Common Stock is entitled to assert dissenters' rights for the Class A or Class B Common Stock registered in that holders' name. A notice of intent to demand payment for Class A or Class B Common Stock must be executed by or on behalf of the holder of record, fully and correctly, as his name appears on his stock certificates. If the Class A or Class B Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice should be made in that capacity, and if the Class A or Class B Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice should be executed by or on behalf of all joint owners. An authorized agent, including one or two or more joint owners, may execute a notice on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the notice, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds Class A or Class B Common Stock as nominee for several beneficial owners may exercise dissenters' rights with respect to the Class A or Class B Common Stock held for one or more beneficial owners while not exercising such rights with respect to the Class A or Class B Common Stock held for other beneficial owners. In such case, the notice should set forth the number of Class A or Class B Common Stock as to which dissenters' rights are sought. Where no number of shares of Class A or Class B Common Stock is expressly mentioned, the demand will be presumed to cover all Class A or Class B Common Stock held in the name of the record owner. Shareholders who hold their Class A or Class B Common Stock in brokerage accounts or other nominee forms and who wish to exercise dissenters' rights are urged to consult with their brokers to determine the appropriate procedures for the making of a notice of intent to demand payment for such nominee's Class A or Class B Common Stock.

     Within ten days after the date of shareholder approval of the amendment, the Company must give written notice of adoption of the amendment to each shareholder who filed a notice of intent to demand payment for his Class A or Class B Common Stock. Within twenty days after the giving of such notice to him by the Company, any shareholder who elects to dissent must file with the Company a notice of such election, stating his name and address, the number of shares of Class A or Class B Common Stock as to which he dissents, and a demand for payment of the fair value of his Class A or Class B Common Stock. Any shareholder filing an election to dissent shall deposit his stock certificates with the Company simultaneously with the filing of the election to dissent.

     Within ten days after the expiration of the period in which shareholders may file their notices of election to dissent, or within ten days after the amendment is approved, whichever is later (but in no case later than ninety days from the date of shareholder approval of such amendment), the Company shall make a written offer to each dissenting shareholder who has made a demand as provided in Section 607.1320 to pay an amount the Company estimates to be the fair value for such Class A or Class B Common Stock. The fair value determined will reflect the value of the Common Stock prior to the adoption of the amendment which is the subject of Proposal No. 2.

     Any shareholder who has duly filed a notice of election to dissent in compliance with Section 607.1320 will thereafter be entitled only to payment of the fair value of his Class A or Class B Common Stock and will not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the Company to pay for his Class A or Class B Common Stock. After such offer, no such notice of election may be withdrawn unless the Company consents thereto.

     If within thirty days after the making of such offer by the Company, any shareholder accepts the same, payment for his Class A or Class B Common Stock will be made within ninety days after the making of such offer or the effectuation of such amendment to the Articles of Incorporation, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such Class A or Class B Common Stock.

     If the Company fails to make an offer for the fair value of the Class A or Class B Common Stock within the period specified above, or if the Company makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of thirty days thereafter, then the Company, within thirty days after receipt of written demand from any dissenting shareholder given within sixty days after the date of which the amendment to the Articles of Incorporation was adopted, shall, or at its election at any time within such period of sixty days may, file an action in any court of competent jurisdiction in Miami-Dade County, Florida requesting the fair value of such Class A or Class B Common Stock to be determined. The court shall also determine whether each dissenting shareholder, as to whom the Company requests the court to make such determination, is entitled to receive payment for his Class A or Class B Common Stock. If the Company fails to institute such a proceeding, any dissenting shareholder may do so in the name of the Company. All dissenting shareholders (whether or not residents of the State of Florida), other than shareholders who have agreed with the Company as to the value of their Class A or Class B Common Stock, shall be made parties to the proceeding. The Company must pay to each dissenting shareholder the amount found to be due him within ten days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in such Class A or Class B Common Stock.

     Shareholders considering seeking dissenters' rights should be aware that any judicial determination of the "fair value" of the Class A or Class B Common Stock can be based on numerous considerations, including, but not limited to, the market value of the Class A or Class B Common Stock prior to the adoption of Proposal No. 2 and the net asset value and earnings value of the Company. The costs and expenses of any judicial proceeding will be determined by the court and will be assessed against the Company, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the Company has made an offer to pay for the Class A or Class B Common Stock, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

     Failure to follow the steps required by Section 607.1320 for perfecting dissenters' rights may result in the loss of such rights, in which event a shareholder will not be entitled to seek any cash consideration in exchange for his shares.

     A copy of the proposed amendment to the Company's Articles of Incorporation is attached hereto as Exhibit A and is incorporated herein by reference. All shareholders are urged to review the attached Exhibit A. In addition, all shareholders are urged to review the attached Exhibit B, setting forth the applicable statute with respect to a shareholder's dissenters' rights.

                                PROPOSAL NO. 3

             APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF
         INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
                                 COMMON STOCK


     Assuming the adoption of Proposal No. 2, as described above, the Company is presently authorized to issue 40,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share.
As of December 31, 1999, of the 40,000,000 shares of Common Stock authorized, 34,925,068 shares were issued and outstanding. In addition, approximately 772,150 shares of Common Stock were reserved for issuance upon the exercise of outstanding derivative securities, including options and warrants. Accordingly, approximately 4,302,782 shares of Common Stock are currently available for issuance by the Company. There are no shares of Preferred Stock currently issued and outstanding.

     The Board of Directors of the Company has adopted resolutions to amend, subject to stockholder approval, the Company's Articles of Incorporation to authorize an additional 35,000,000 shares of Common Stock, $.001 par value per share. A copy of the proposed amendments, in substantially the form to be filed with the Secretary of State of the State of Florida is attached hereto as part of Exhibit A, and incorporated herein by reference. All stockholders are urged to carefully review the attached Exhibit.

     The 35,000,000 additional shares of Common Stock to be authorized would be available to the Company for stock dividends and/or stock splits should the Board of Directors decide that it would be desirable, in light of market conditions then prevailing, to broaden the ownership of, and to enhance the market for, the shares of Common Stock of the Company. Additional shares of the Common Stock would also provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions and possible business acquisitions. The additional shares would be available for issuance for these and other purposes, subject to the laws of the State of Florida and the rules of any stock exchange or inter-dealer quotation system on which the Company's securities may then be listed, at the discretion of the Board of Directors of the Company without, in most cases, the delays and expenses attendant to obtaining further shareholder approval. To the extent required by Florida law, shareholder approval will be solicited in the event shares of stock are to be issued in connection with a merger. The Company has no current plans to issue any of the additional shares of Common Stock to be authorized under the proposed amendment to the Company's Articles of Incorporation.

     Although the Board of Directors of the Company does not deem the proposed amendment to the Company's Articles of Incorporation to be an anti-takeover proposal, the ability to issue additional shares of Common Stock could also be used to discourage hostile takeover attempts of the Company. The additional shares could be privately placed, thereby diluting the stock ownership of persons seeking to obtain control of the Company. Moreover, the Company's Officers, Directors and affiliates currently beneficially own approximately in excess of 88% of the Company's Common Stock. Accordingly, even if the proposed increase in the number of authorized shares of Common Stock is deemed to be an anti-takeover proposal, the Company's Officers, Directors and affiliates may have the ability to direct the disposition of any matter to be acted upon irrespective of the number of authorized shares of Common Stock available for future issuance.

     The affirmative vote of (i) the holders of a majority of the outstanding shares of the Company's Class A Common Stock voting as a separate class and (ii) the holders of a majority of the Company's Class B Common Stock voting as a separate class, is required to amend the Company's Articles of Incorporation, to increase the number of authorized shares of Common Stock. Officers, Directors and affiliates of the Company have expressed their intent to vote all shares of Class A Common Stock owned of record by them in favor of Proposal No. 3. In addition, Century, as the sole shareholder of Class B Common Stock, has expressed its intent to vote all of said shares of Class B Common Stock owned of record by it in favor of said Proposal No. 3. Accordingly, approval of Proposal No. 3 is therefore virtually assured.

     The Company has determined that it will not implement Proposal No. 3 in the event Proposal No.2 is not approved by the Company's shareholders.

     The Board of Directors recommends a vote "FOR" Proposal No. 3.

                                PROPOSAL NO. 4

                             ELECTION OF DIRECTORS

Nominees for Director

     Six Directors are to be elected at the Special Meeting of Shareholders. The six nominees named below, if elected, at the meeting will serve for a term of one year and until their successors are duly elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. It is not anticipated that such an event will occur. Each Director must be elected by a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, represented at the Special Meeting by a plurality of the votes cast.

     Three nominees for Director are currently serving as members of the Company's Board of Directors. Such nominees were elected by the then Directors of the Company following the consummation of the Purchase Agreement, described under Proposal No. 1 above, to fill certain vacancies on the Board. Three current members of the Board of Directors Harry Weitzer, Michael Ambrosio and Larry Hellring are not standing for re-election.

     Sergio Pino, age 43, has served as Chairman of the Board, President and Chief Executive Officer of the Company since August 1999. Mr. Pino, since its formation in January 1977, has also served as President and Chief Executive Officer of Century Partners Group, Ltd., a company engaged in the business of real estate development in South Florida of which Mr. Pino is the principal shareholder. Mr. Pino also founded Century Plumbing Wholesale, Inc. in November 1977. Mr. Pino has served as President of the Latin Builders Association from 1989 until 1992, as a Director of Union Planters Bank from 1999 until the present and is a member of the Greater Miami Chamber of Commerce and C.A.M.A.C.O.L., the Latin Chamber of Commerce.

     Armando J. Guerra, age 48, has served as a member of the Company's Board of Directors from August 1999 until the present. Mr. Guerra has and continues to serve as President of Sedano's Pharmacy and Discount Stores, Inc., which he founded in May 1977 and currently operates as a 13 unit chain of pharmacies in South Florida. Mr. Guerra is also Vice President of Sedano's Supermarkets,
Inc., a 27 unit chain of retail food markets, and has served in such capacity since 1977. Mr. Guerra is an honorary director of the Latin Builders Association and a director of the regional Board of Union Planters Bank. Mr. Guerra also serves as a director of the American Red Cross blood services.

     Jose Cancela, age 42, has served as a member of the Company's Board of Directors from August 1999 until the present. Mr. Cancela has served as President of Radio Unica Corp. since July 1998 and oversees the day-to-day operations of Radio Unica Network, a Spanish-language radio network. Mr.
Cancela also served as Executive Vice President of Telemundo, a Spanish-language television network from 1992 to 1998. Mr. Cancela has more than 20 years of media industry experience, including 13 years with Univision, also a television network. Mr. Cancela is the current Chairman of the Greater Miami Chamber of Commerce and is Chairman of the Advisory Board of First Union Bank of Miami-Dade and Monroe Counties. Mr. Cancela also served as Chairman of the Public Health Trust of Jackson Memorial Hospital from 1990 to 1992.

     Gabriel M. Bustamante, age 44, a certified public accountant, is the managing partner of the accounting firm of Bustamante, Nunez & Company, and has served in such capacity since 1985. Mr. Bustamante is a Magna Cum Laude graduate of Florida International University, where he received a bachelor's degree in Business Administration with a major in Management and Accounting. He was previously associated with Price Waterhouse as a manager, and practiced public accounting for five years in both audit and taxation. Mr. Bustamante is a member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA). He has served as a member of the Board of Directors of the South Dade Chapter of the FICPA. He has chaired the Coral Gables Chamber of Commerce. He is a former director of Hamilton Bank, N.A. and has served on the City of Coral Gables Budget and Audit Advisory Board. In February 1999, Florida Governor Jeb Bush appointed Mr. Bustamante to serve on the City of Miami Financial Oversight Board.

     Carlos Garcia, age 48, is a businessman active in the real estate and firearms industries. Mr. Garcia is a fifty percent shareholder and secretary of 2-C Development, Inc., a construction firm founded in 1988. Such company specializes in the development and management of several apartment building projects. Mr. Garcia also is president of CMG Properties, Inc., a shopping center development company, and he has served in such capacity since 1998. Mr. Garcia's experience in the firearms industry began in 1973 when he founded Garcia's National Gun, Inc., a retail gun store.

     Humberto Lorenzo, age 62, has been active in the South Florida building industry since 1970. Mr. Lorenzo formed his own company H&J Paving Corp. in 1974. In 1988 he founded H&J Asphalt Inc., a company which provides asphalt for projects throughout Miami-Dade County. Mr. Lorenzo serves on the board of the Hispanic American Builders Association and the Cuban American National Foundation.

     The vote of a majority of the shares of Class A and Class B Common Stock represented at the Special Meeting, voting as a single class, is required for the election of such nominees.

     The Board of Directors recommends that shareholders vote "FOR" each nominee for Director.

                                  PROPOSAL 5

                    RATIFY THE APPOINTMENT OF THE COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has retained Deloitte & Touche LLP, effective November 30 1999, as its independent public accountants for the fiscal year ending September 30, 1999. The Company has also retained Deloitte & Touche LLP, as its independent public accountants for the Company's fiscal year ending December 31, 2000, subject to shareholder ratification. The Company is in the process of changing its fiscal year to end as of December 31. To the extent the Company is unable to so change its fiscal year without undue effort and expense, the Company will retain its fiscal year ending September 30, and Deloitte & Touche LLP will be so deemed retained to audit the Company's financial statement as of such fiscal year ending September 30, 2000. Deloitte & Touche LLP has no financial interest, either direct or indirect, in the Company. Formerly, the Company engaged McKean, Paul, Chrycy, Fletcher & Co. as its independent public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year ended September 30, 1998, replacing Coopers & Lybrand LLP, effective as of October 5, 1998. A representative of Deloitte & Touche LLP is expected to attend the Special Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the Company's fiscal year ending September 30, 2000, the Board of Directors will consider the selection of another accounting firm.

     The vote of a majority of the shares of Class A and Class B Common Stock represented at the Special Meeting, voting as a single class, is required for the ratification of Deloitte & Touche LLP, as the Company's independent public accountants.


     The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP, as the Company's independent public accountants.

                             SECURITY OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of January 27, 2000, the number and percentage of outstanding shares of Class A and Class B Common Stock owned beneficially by (i) each shareholder known by the Company to own more than 5% of the outstanding shares of Class A Common Stock and/or Class B Common Stock; (ii) each Director of the Company; and (iii) all Directors and Executive Officers as a group.

                                                               Class A                                          Class B
                                               --------------------------------------    --------------------------------------
   Name and Address of                            Amount and Nature     Percent of        Amount and Nature   Percent of Class
 Beneficial Owner(1)(5)                             of Beneficial          Class            of Beneficial
                                                      Ownership                               Ownership
-------------------------------------------------------------------------------------------------------------------------------
Sergio Pino                                                    (2)                                 (3)                (3)

Jose Cancela                                                   (2)                                 (3)                (3)

Armando Guerra                                                 (2)                                 (3)                (3)

Harry Weitzer(5)                                          786,785          2.4%                    --                 --

Michael Ambrosio(5)                                            (4)          *                      --                 --

Lawrence Hellring(5)                                       10,000           *                      --                 --

Century Partners Group, Ltd.                           29,478,893         88.2%             1,500,000                100%

All Directors and Executive                               796,785(2)(4)    2.4%                    --                 --

All employees as a group (69 persons)                       6,900           *                      --                 --


*    Less than 1%.


(1) Address for all persons listed is c/o Weitzer Homebuilders Incorporated, 7270 N.W. 12th Street, Suite 410, Miami, Florida 33126.

(2) The reporting person claims indirect beneficial ownership by his status as a Director and shareholder in a corporation, which is the general partner of Century, which owns 29,478,893 shares of Class A Common Stock of the Company.

(3) The reporting person claims indirect beneficial ownership by his status as a Director and shareholder in a corporation, which is the general partner of Century, which owns 1,500,000 shares of Class B Common Stock of the Company.

(4) Represents 29,505 shares of Class A Common Stock acquired by a trust of which Mr. Ambrosio's wife is a beneficiary.

(5) Represents current members of the Company's Board of Directors who are not standing for re-election.

                  COMPLIANCE WITH SECTION 16 UNDER THE 1934 ACT

     Federal securities laws require the Company's Directors, Executive Officers, and persons who beneficially own more than ten percent of the Company's Class A and Class B Common Stock to file reports of initial ownership and reports of subsequent changes in ownership with the Securities and Exchange Commission and to provide copies of these reports to the Company. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure of the foregoing persons to file timely those reports during its fiscal year ended September 30, 1999. To the best of the Company's knowledge, based solely upon a review of copies of reports furnished to it and written representations that no other reports were required, all of the Company's Directors, Executive Officers required to report, and ten percent or greater beneficial owners of Class A and Class B Common Stock made all such filings timely.

                     MEETINGS AND COMMITTEES OF THE BOARD

General

     The Board of Directors of the Company held six meetings during its fiscal year ended September 30, 1999 and each Director attended such meeting of the Board. The Board has an Audit Committee and Compensation Committee.

     The Audit Committee currently consists of Messrs. Pino, Cancela and Guerra. Prior to August 1999, the Audit Committee consisted of Michael Ambrosio, Joseph Rose and Larry Hellring. The Audit Committee oversees the procedures, scope and results of the audit and reviews the services provided by the Company's independent public accountants. The Audit Committee held no meetings during the fiscal year ended September 30, 1999.

     The Compensation Committee consists of Messrs. Cancela and Guerra, none of whom are presently or formerly employees of the Company. Prior to August 1999, the Compensation Committee consisted of Messrs. Rose and Hellring. The Compensation Committee determines the compensation of the Company's Executive Officers. The Compensation Committee held no meetings during the fiscal year ended September 30, 1999.


                             DIRECTOR COMPENSATION

     Directors who are not employees and who do not otherwise receive compensation from the Company are entitled to $2,000 per Board meeting attended in addition to the reimbursement of reasonable expenses incurred in attending meetings. Directors who are officers or employees of the Company receive no additional compensation for service as Directors, other than reimbursement of reasonable expenses incurred in attending meetings. During the fiscal year ended September 30, 1999, the Company made no other payments to Directors with respect to participation on Board committees. See "Certain Relationships and Related Transactions" for compensation paid by the Company to certain Directors for consulting services and relationships of several Directors with Chai Capital, Ltd., a former affiliate of the Company.

ITEM 11.  EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning all cash and non-cash compensation paid or accrued for services rendered to the Company during the fiscal years ended September 30, 1997, 1998, 1999 to the Company's Chief Executive Officer and each of the Company's four other most highly compensated Executive Officers, who was serving as Executive Officers of the Company as of September 30, 1999, and two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as Executive Officers of the Company at the end of the last completed fiscal year. All Executive Officers of the Company (through February 28, 1999) were employees of an employee leasing company named Paychex Business Solutions, Inc. (f/k/a National Business Solutions, Inc.).

Summary Compensation Table (1)

                                                                                        Long Term Compensation
                                                                                -------------------------------------
                                             Annual Compensation                         Awards              Payouts
                               ----------------------------------------------   -------------------------   ---------

Name and Principal Position    Fiscal    Salary     Bonus       Other           Restricted     Securities      LTIP        All
                                Year      ($)        ($)        Annual            Stock        Underlying    Payouts      Other
                                                            Compensation ($)      Awards        Options/       ($)     Compensation
                                                                                   (#)          SARs ($)                   ($)
-----------------------------------------------------------------------------------------------------------------------------------
Sergio Pino                     1999          0        0                0             0              0          0                0
Chairman of the Board           1998          0        0                0             0              0          0                0
President and Chief             1997          0        0                0             0              0          0                0
Executive Officer

Emiliano de la Fuente           1999     10,000        0                0             0              0          0                0
Chief Financial Officer         1998          0        0                0             0              0          0                0
                                1997          0        0                0             0              0          0                0

Luis Rabell                     1999     31,000        0                0             0              0          0                0
Vice President of Operations    1998          0        0                0             0              0          0                0
                                1997          0        0                0             0              0          0                0

Harry Weitzer (2)               1999    289,000        0           58,000             0        150,000          0                0
                                1998    323,000        0                0             0              0          0                0
                                1997    319,000        0                0             0        250,000          0                0

James Rosewater (3)             1999    110,000        0                0             0              0          0                0
                                1998    120,000        0                0             0              0          0                0
                                1997    110,000        0                0             0         50,000          0                0

(1) The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the named executive officers. The aggregate amount of such compensation for the named executive officer did not exceed 10% of the total annual salary and bonus of such executive officer and, accordingly, has been omitted from the table.

(2) Mr. Harry Weitzer served as Chairman of the Board, President and Chief Executive Officer of the Company since its formation in 1994 until August 2, 1999. Mr. Harry Weitzer resigned his position effective August 2, 1999, and entered into a consulting agreement for real estate consulting services through December 31, 1999.

(3) Mr. James Rosewater resigned as Vice-President of Sales and Marketing effective August 2, 1999 and subsequently left the employ of the Company in September 24, 1999.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

       Name(2)    Shares Acquired   Value Received       Number of Securities Underlying         Value of Unexercised In-the-Money
                    on Exercise                      Unexercised Options/SARs at September 30,      Options/SARs at September 30,
                                                                      1999(#)                                 1999($)(1)
-----------------------------------------------------------------------------------------------------------------------------------

                                                         Exercisable    Unexercisable                Exercisable    Unexercisable
                                                     ------------------------------------          --------------------------------
Harry Weitzer              -              -                  400,000                0                     -                -
Jim Rosewater              -              -                   50,000                0                     -                -

     (1) The closing price for the Class A Common Stock as reported by the OTC Bulletin Board on September 30, 1999 was $1.6875.

Compensation of Directors

     Directors who are not employees and who do not otherwise receive compensation from the Company are entitled to $2,000 per Board meeting attended in addition to the reimbursement of reasonable expenses incurred in attending meetings. Directors who are officers or employees of the Company receive no additional compensation for service as Directors, other than reimbursement of reasonable expenses incurred in attending meetings. During the fiscal year ended September 30, 1999, the Company made no other payments to Directors with respect to participation on Board committees. See "Certain Relationships and Related Transactions" for compensation paid by the Company to certain Directors for consulting services and relationships of several Directors with Chai Capital, Ltd., a former affiliate of the Company.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     Effective as of January 1, 1999, the Company entered into a five-year employment agreement (the "Employment Agreement"), with Mr. Harry Weitzer, its former Chairman, President and Chief Executive Officer, whereby he agreed to devote substantially all of his business time to the affairs of the Company.
The Employment Agreement provided for an initial salary of $350,000, with annual cost of living adjustments. In addition, the Employment Agreement provided for bonuses, reimbursement of business expenses, provision of an automobile, health insurance and related benefits. Effective August 2, 1999, Mr. Weitzer's Employment Agreement was terminated and he entered into a five month Consulting Agreement with the Company whereby he agreed to devote substantially all of his business time to the affairs of the Company. In consideration for acting as a consultant to the Company, Mr. Weitzer is paid $29,167 per month.

Compensation Committee Report on Executive Compensation

     A change in control of the Company was effectuated on August 2, 1999 pursuant to which Century became the majority beneficial equity owner of the Company. Accordingly, executive compensation subsequent to such date and for the remainder of fiscal year ending September 30, 1999, was determined by the newly constituted Board of Directors, consisting of three nominees of Century and three remaining members of the Board who were Board members prior to the change in control. The Compensation Committee of the Board of Directors has indicated that as of and subsequent to August 2, 1999, the Company's executive compensation would continue to consist of three primary components, base salary, bonus and the grant of stock options.

     The components of the Company's Executive Compensation (salary, bonus and stock options) are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) rewarding management for short and long term accomplishments, (iii) aligning the interests of management with those of the Company's shareholders, and (iv) relating management compensation to the achievement of Company goals and the Company's performance.

     Prior to August 2, 1999, the Board's determination of fiscal 1999 salary and bonus for the Company's executive officers (other than Harry Weitzer) was made after reviewing and considering a number of factors, including job responsibility, level of performance, achievement of Company goals, Company performance, compensation levels at competitive companies and the Company's historical compensation levels. Although Company performance was one of the factors considered, the Board's compensation decisions were based upon an overall review of the relevant factors and compensation was not tied to Company performance by any specific relationship or formula.

     To the knowledge of the current members of the Compensation Committee, the determination of fiscal 1999 salary, bonus and stock options for Harry Weitzer, the Chairman of the Board, President and Chief Executive Officer of the Company, was based upon an employment agreement and a stock option agreement between the Company and Mr. Weitzer. In negotiating the employment agreement, the Company analyzed the compensation of chief executive officers of public companies within the home building industry and public companies similar in size to the Company. There was no specific relationship or formula by which Mr. Weitzer's compensation was tied to Company performance.

                                             Jose Cancela
                                             Armando Guerra

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company have served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

Comparison of Total Shareholder Returns

     The graph below compares the cumulative total returns, including the reinvestment of dividends, of the Class A Common Stock with the companies in the Nasdaq Stock Market (U.S.) Index and with seven peer group companies which include: Borror Corp., Engle Homes, Inc., Oriole Homes Corp., Rottlund Homes Inc., Sundance Homes, Inc., Washington Homes, Inc. and Zaring Homes, Inc. (the "Peer Group"). The Peer Group consists of homebuilders who either (i) concentrate their operations primarily within one geographical area of the country and have a market capitalization of less than $50 million, or (ii) concentrate their operations primarily in Florida and have a market capitalization of less than $100 million. The comparison covers a period from April 26, 1995 to September 30, 1999, and is based on an assumed $100 investment on April 26, 1995 (the date of the initial public offering of the Class A Common Stock) in the Nasdaq Stock Market (U.S.) Index, the Peer Group and in the Class A Common Stock.

                                    [CHART]

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

   Date     Weitzer Homebuilders, Inc.   Peer Group   NASDAQ Stock Market-US
   ----     --------------------------   ----------   ----------------------

 4/26/95               100                  100                100
 9/30/96                31                  117                164
 9/30/97                15                  132                225
 9/30/98                 6                  122                229
 9/30/99                26                   92                372

*TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

     The preceding sections entitled "Compensation Committee Report on Executive Compensation" and "Comparison of Total Shareholder Returns" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission (the "Commission"), will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

                             CERTAIN TRANSACTIONS

     On August 2, 1999, Century Partners Group, Ltd. ("Century"), a Florida limited partnership, purchased an aggregate 8,855,000 shares of Class A and Class B common stock of the Company, from Chai Capital, Ltd. ("Chai"), the Company's principal shareholder prior to this transaction, which resulted in a change in control of the Company. In addition, Century acquired options to purchase, directly from the Company, 22,123,893 shares of the Company's Class A Common Stock at an exercise price of $1.13 per share (the "Options"), in consideration of the payment of $1,130,998. The options provided the exercise price may be tendered in cash or by conveyance to the Company, assets having a fair market value equal to the exercise price.

     On September 2, 1999 and September 30, 1999, Century exercised their option and received 22,123,893 aggregate shares of Class A Common Stock of the Company $1.13 per share. As consideration for issued shares, Century conveyed to the Company cash, cash equivalents, Century's interest in five limited partnerships
and certain other assets.   Three of the limited partnerships conveyed were
wholly owned subsidiaries of Century and the other two limited partnerships were 50% owned by Century.

     As a result of the above transactions, as of September 30, 1999, Century had obtained a 89.7% interest in the Company. In addition, at the closing of the Chai transaction, two of the Company's then five directors resigned, the Company's Board of Directors was expanded to six persons and the Company appointed Sergio Pino, Armando Guerra and Jose Cancela to the Company's Board of Directors.

     Effective as of January 1, 1999, the Company entered into a five-year employment agreement (the "Employment Agreement") with Mr. Harry Weitzer, its former Chairman, President and Chief

Executive Officer, whereby he agreed to devote substantially all of his business time to the affairs of the Company. The Employment Agreement provided for an initial salary of $350,000, with annual cost of living adjustments. In addition, the Employment Agreement provided for bonuses, reimbursement of business expenses, provision of an automobile, health insurance and related benefits. As of August 2, 1999, Mr. Weitzer's Employment Agreement was terminated and he entered into a five month Consulting Agreement with the Company whereby he agreed to devote substantially all of his business time to the affairs of the Company. In consideration for acting as a consultant to the Company, Mr. Weitzer is paid $29,167 per month.

     Michael Ambrosio, a Director of the Company, entered into an agreement with the Company in September 1998 to furnish consulting services. The agreement provides that Mr. Ambrosio will be paid a monthly fee of $3,000, on a month-to-month basis. The agreement was canceled on August 2, 1999. For the fiscal year ended September 30, 1999, Mr. Ambrosio was paid $30,000. A trust for the benefit of Mr. Ambrosio's wife is a limited partner of Chai. Mr. Ambrosio is an officer and director of Chai Capital Corp., the general partner of Chai.

     Effective August 2, 1999, Mr. Rosewater resigned as Vice-President of Sales and Marketing of the Company and left the employ of the Company on September 24, 1999. Upon his resignation as an employee, as a result of the change in control, Mr. Rosewater was paid the sum of $75,000, which amount was funded by Chai in accordance with its previously executed agreements between Chai and Century.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of the Company Shareholders that are intended to be presented at the Company's next Special Meeting must be received by the Company no later than December 21, 2000 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                                        By Order of the Board of Directors,


                                        KEYLA ALBA-REILLY,
                                        Secretary

Miami, Florida
March 23, 2000

                                                                       EXHIBIT A
                                                                       ---------

                             PROPOSED AMENDMENT TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                       WEITZER HOMEBUILDERS INCORPORATED
                        (d/b/a Century Builders Group)


     Article I of the Amended and Restated Articles of Incorporation of Weitzer Homebuilders Incorporated (the "Corporation"), is hereby amended to read as follows:

                                ARTICLE I - NAME
                                ----------------

          The name of the Corporation is Century Builders Group, Inc.

     Article III of the Amended and Restated Articles of Incorporation of Weitzer Homebuilders Incorporated is hereby amended to read as follows:

                          ARTICLE III - CAPITAL STOCK
                          ---------------------------

          Section 1.  Authorized Capital Stock.  The aggregate number of shares
                      ------------------------
     of all classes of capital stock which the Corporation shall have the authority to issue is 80,000,000, of which 75,000,000 shares shall be common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares shall be Serial Preferred Stock, par value $.01 per share (the "Preferred Stock").

          Section 2.  Serial Preferred Stock.  The Board of Directors is
                      ----------------------
     authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of Directors shall determine by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited, to the following relative rights and preferences, as to which there may be variations among the different series:

               (a) The rate and manner of payment of dividends, if any;

               (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

               (c) The amount payable upon shares in the event of liquidation, dissolution or other winding-up of the Corporation;

               (d) Sinking funds provisions, if any, for the redemption or purchase of shares;

               (e) The terms and conditions, if any, on which shares may be converted or exchanged;

               (f)  Voting rights, if any; and

               (g) Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Florida.

          The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

          Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate Officers of the Corporation shall file such documents with the State of Florida as may be required by law.

                                                                       EXHIBIT B

                     SECTIONS 607.1301, 607.1302, 607.1320
                                    OF THE
                       FLORIDA BUSINESS CORPORATION ACT

607.1301  Dissenters' rights; definitions.

The following definitions apply to ss. 607.1302 and 607.1320:

     (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to ss. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302  Right of shareholders to dissent.

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

               1.  If the shareholder is entitled to vote on the merger, or

               2. If the corporation is a subsidiary that is merged with its parent under ss. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of ss. 607.1104;

          (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to ss. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

          (c) As provided in ss. 607.0902(11), the approval of a control-share acquisition;

          (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

               1. Altering or abolishing any preemptive rights attached to any of his or her shares;

               2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

               3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

               4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

               5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

               6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

               7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

          (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

     (2)  A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320  Procedure for exercise of dissenters' rights.

     (1)

          (a) If a proposed corporate action creating dissenters' rights under ss. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320.  A shareholder who wishes to assert dissenters' rights shall:

               1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

               2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

          (b) If proposed corporate action creating dissenters' rights under ss. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a)  Such demand is withdrawn as provided in this section;

          (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                       WEITZER HOMEBUILDERS INCORPORATED
                        (d/b/a Century Builders Group)
                       7270 N.W. 12th Street, Suite 410
                             Miami, Florida 33126

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sergio Pino and Armando J. Guerra, and each of them, with full power of substitution, proxies of the undersigned, to vote all the shares of Class A Common Stock, $.001 par value per share, of Weitzer Homebuilders Incorporated (d/b/a Century Builders Group), a Florida corporation, (the "Company"), which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at the Company's headquarters 7270 N.W. 12th Street, Suite 410, Miami, Florida 33126 at 11:00 a.m., local time, on April 20, 2000, or any adjournment thereof, upon the matters referred to on the reverse side and, in their discretion, upon any other business as may come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

7. Proposal 1 - Approval of the Name Change Amendment to the Articles of Incorporation

               [ ] FOR          [ ]   AGAINST           [ ]ABSTAIN

8. Proposal 2 - Approval of the Amendment to the Articles of Incorporation to provide for one Class of Common Stock, $.001 par value per share


               [ ] FOR          [ ]   AGAINST            [ ]ABSTAIN

9. Proposal 3 - Approval of the Amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company to 75,000,000

               [ ] FOR          [ ]   AGAINST          [ ]ABSTAIN

10.  Proposal 4 - Election of Directors.

     Election of the following persons as Directors of the Company:


          Sergio Pino            Armando J. Guerra          Jose Cancela

              [ ]                       [ ]                     [ ]


     Gabriel M. Bustamante        Carlos Garcia           Humberto Lorenzo

              [ ]                       [ ]                     [ ]


[ ] FOR all nominees except as indicated  [ ] WITHHOLD authority to vote for all nominees


     (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above.)

                   (Continued and to be signed on other side)

11. Proposal 5 - Ratification of Appointment of Deloitte & Touche LLP as Independent Accountants

               [ ] FOR          [ ]   AGAINST            [ ]ABSTAIN

12. Proposal 6 - To transact such other business as may properly come before the meeting

               [ ] FOR          [ ]   AGAINST            [ ]ABSTAIN


     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

     The undersigned acknowledges receipt of Notice of Special Meeting of Shareholders dated March 23, 2000, and the accompanying Proxy Statement.

                                    Dated:______________________________, 2000.



Signature


Names (s) (typed or printed)




Address(es)




Please sign exactly as name appears herein. When share are held by joint tenants, both should sign. When singing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.